UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 North Dearborn Street, 4th Floor,
Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

Baker Tilly US, LLP (“Baker Tilly”) has served as the independent registered public accounting firm of Verano Holding Corp. (the “Company”) since June 2021. On September 14, 2022, Baker Tilly resigned as the independent registered public accounting firm of the Company, and the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company accepted the resignation of Baker Tilly as of September 16, 2022.

The audit report of Baker Tilly on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and it was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2021 and through September 16, 2022, there were no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its audit report, and, except as set forth in the following sentence, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K). As previously disclosed in the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on April 26, 2022, and amended on June 17, 2022, and further amended on August 19, 2022 and September 8, 2022, the Company identified material weaknesses in connection with the restatement of previously issued financial statements for the fiscal quarters ended March 31, 2021, June 30, 2021, September 30, 2021, the fiscal year ended December 31, 2021, and the fiscal quarter ended March 31, 2022, which have not been remediated.

The Audit Committee discussed the material weaknesses with Baker Tilly and the Company has authorized Baker Tilly to respond fully to inquiries of the successor independent registered public accounting firm concerning the material weaknesses.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Baker Tilly with a copy of this Current Report on Form 8-K prior to the filing and requested Baker Tilly to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Baker Tilly agrees with the disclosures in this Item 4.01. A copy of such letter, dated September 16, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

Effective September 16, 2022, the Audit Committee engaged Macias Gini & O’Connell LLP (“MGO”) to serve as the Company’s independent registered public accounting firm, commencing with the review of the Company’s financial statements to be included in the Company’s quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2022.

During the fiscal years ended December 31, 2021 and December 31, 2020, and through September 16, 2022, neither the Company nor anyone on the Company’s behalf consulted MGO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by MGO to the Company that MGO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue (with the exception of engaging MGO as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020, and the fiscal quarter ended March 31, 2021, as described below), or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal year ended December 31, 2020, and the fiscal quarter ended March 31, 2021, the Company engaged MGO to serve as the Company’s independent registered public accounting firm before their resignation on June 25, 2021.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided MGO with a copy of this Current Report on Form 8-K prior to the filing and requested MGO to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not MGO agrees with the disclosures in this Item 4.01. A copy of such letter, dated September 16, 2022, is filed as Exhibit 16.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter furnished by Baker Tilly US, LLP, dated September 16, 2022
16.2	Letter furnished by Macias Gini & O’Connell LLP, dated September 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERANO HOLDINGS CORP.

Date: September 16, 2022	By:	/s/ Brett Summerer
	Name:	Brett Summerer
	Title:	Chief Financial Officer